Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of

Pediatrix Medical Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-121125, 333-101225, 333-101222, 333-07061, 333-85366, 333-77779, 333-37937, 333-07057, 333-07059 and 333-07061) of Pediatrix Medical Group, Inc. of our report dated February 28, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Tampa, Florida

February 28, 2008